PRELIMINARY COPY DATED AUGUST 9, 2024 – SUBJECT TO COMPLETION
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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SEELOS THERAPEUTICS, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY COPY DATED AUGUST 9, 2024 – SUBJECT TO COMPLETION
SEELOS THERAPEUTICS, INC.
300 Park Avenue, 2nd Floor
New York, NY 10022
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 27, 2024
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Seelos Therapeutics, Inc., a Nevada corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024, on Friday, September 27, 2024, at 8:00 a.m., Eastern Time, for the following purposes:
(1)
To elect two Class II directors nominated by our Board of Directors, each to serve until our 2027 annual meeting of stockholders and until such director’s successor is duly elected and qualified (Proposal No. 1) (the “Election of Directors Proposal”);

(2)
To ratify the selection of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2) (the “Ratification of Auditors Proposal”);

(3)	To conduct an advisory (non-binding) vote on executive compensation (Proposal No. 3) (the “Executive Compensation Proposal”);
(4)
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”), upon repayment or conversion of up to $1,492,844 of principal amount of that certain Convertible Promissory Note No. 1, in the initial principal amount of $22,000,000 and due November 23, 2024, issued by the Company to Lind Global Asset Management V, LLC (“Lind Global”) on November 23, 2021, as amended on December 10, 2021, February 8, 2023, May 19, 2023, September 30, 2023, March 27, 2024, May 1, 2024, June 1, 2024 and July 16, 2024 (as so amended, the “Convertible Note”) (Proposal No. 4) (the “Convertible Note Proposal”);

(5)
To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Common Stock upon exercise of (i) certain common stock purchase warrants to purchase up to an aggregate of 1,879,478 shares of Common Stock (the “Common Warrants”), issued by the Company, in a private placement, to certain accredited investors, pursuant to that certain Inducement Offer Letter Agreement, dated July 11, 2024, by and among the Company and the investors named on the signatory pages thereto (the “Inducement Letter”), and (ii) placement agent warrants to purchase up to an aggregate of 65,782 shares of Common Stock (the “Placement Agent Warrants”), issued by the Company to H.C. Wainwright & Co., LLC (Proposal No. 5) (the “Warrant Inducement Proposal”);

(6)
To approve the adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal No. 4 and Proposal No. 5 (Proposal No. 6) (the “Adjournment Proposal”); and

(7)	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

The Record Date for the Annual Meeting is August 19, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment(s) or postponement(s) thereof. The accompanying Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. Our proxy materials (which include the Proxy Statement attached to this notice, our most recent Annual Report on Form 10-K and form of proxy card) are also available to you via the Internet at www.proxyvote.com.
By Order of the Board of Directors,

Raj Mehra, Ph.D.
Chief Executive Officer
[   ], 2024
New York, New York
THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE VOTE YOUR PROXY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR OVER THE TELEPHONE AT 1-800-690-6903 OR SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE PRE-PAID ENVELOPE PROVIDED. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE YOUR SHARES ELECTRONICALLY DURING THE ANNUAL MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com.

i

SEELOS THERAPEUTICS, INC.
300 Park Avenue, 2nd Floor
New York, New York 10022
PROXY STATEMENT
General Information
This Proxy Statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Seelos Therapeutics, Inc. (“we”, “us”, “our”, the “Company” or “Seelos”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024, on Friday, September 27, 2024, at 8:00 a.m., Eastern time, and any adjournment(s) or postponement(s) thereof. This Proxy Statement is being mailed on or about [   ], 2024 to the stockholders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as of August 19, 2024 (the “Record Date”).
Unless indicated otherwise, all references to share numbers and price per share numbers herein give effect to the 1-for-8 reverse stock split that we effected on May 15, 2024 (the “Reverse Stock Split”).
In order to provide expanded access to our stockholders, our Board has determined to hold a live audio webcast in lieu of an in-person meeting. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/SEEL2024 on Friday, September 27, 2024, at 8:00 a.m., Eastern time. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SEEL2024, you must enter the control number included in your proxy materials. There is no physical location for the Annual Meeting. We recommend you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. Further instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/SEEL2024 If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/SEEL2024.
Solicitation and Voting Procedures
The solicitation of proxies will be conducted by mail and the Company will bear all costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to Beneficial Holders (as defined below). The Company has engaged a proxy solicitation firm, Sodali & Co, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902, and may conduct further solicitation personally, by telephone or by facsimile with the assistances of our officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company expects that the out-of-pocket costs associated with solicitation of proxies will be approximately $10,500. In addition, the Company has agreed to indemnify Morrow Sodali LLC against certain damages, expenses, liabilities or claims relating to its services as the Company’s proxy solicitor.
As of the Record Date, there were [   ] shares of Common Stock issued and outstanding. Only holders of record of Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters.
Holders of record who hold shares of Common Stock directly on the Record Date must return a proxy by one of the methods described on the proxy card or attend the Annual Meeting virtually in order to vote on the proposals. Investors who hold shares of Common Stock indirectly on the Record Date (“Beneficial Holders”) through a brokerage firm, bank or other financial institution (a “Financial Institution”) must return a voting instruction form to have their shares voted in accordance with their instructions. Financial Institutions have discretion to vote absent instructions with respect to routine matters, such as Proposal No. 2, the Ratification of Auditors Proposal, but not with respect to matters that are considered non-routine, such as Proposal Nos. 1, 3, 4, 5 and 6, the Election of Directors Proposal, the Executive Compensation Proposal, the Convertible Note Proposal, the Warrant Inducement Proposal and the Adjournment Proposal, respectively. A “Broker Non-Vote” occurs when a Financial Institution has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for these non-routine matters.

The presence, virtually or by proxy, of a majority of the outstanding shares of Common Stock on the Record Date, will constitute a quorum for the transaction of business at the Annual Meeting and any adjournments thereof. Abstentions and Broker Non-Votes will count for purposes of determining a quorum, but will not be counted as votes cast. A description of the required vote for each proposal is included within each proposal below.
We urge any stockholder not planning to attend the Annual Meeting to vote their proxy in advance, whether via the Internet (www.proxyvote.com) or by telephone (1-800-690-6903) or by mailing an executed proxy card to us. The deadline to vote by Internet or by telephone is 11:59 P.M. Eastern Time on Thursday, September 26, 2024.
Any holder of record may revoke a proxy submitted in advance of the Annual Meeting by: (i) delivering a written revocation to the Company’s Secretary before the Annual Meeting, (ii) delivering an executed, later-dated proxy or (iii) participating in the Annual Meeting and voting shares electronically during the meeting.
Beneficial Holders who wish to change or revoke their voting instructions should contact their Financial Institutions for information on how to do so. Beneficial Holders who wish to attend the Annual Meeting and vote electronically during the meeting should contact their respective Financial Institutions in order to obtain a “legal proxy,” which will allow them to both attend the meeting and vote electronically during the meeting. Without a legal proxy, Beneficial Holders cannot vote electronically during the Annual Meeting.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the nominees listed in Proposal No. 1 and FOR each of Proposals Nos. 2, 3, 4, 5 and 6.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS
Overview
The Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), provide that the Board is to be divided into three classes as nearly equal in number as possible, with directors in each class serving staggered three-year terms. The total Board size is currently fixed at four directors. The Class II directors (whose terms expire at the Annual Meeting) are Raj Mehra, Ph.D. and Brian Lian, Ph.D. The Class III directors (whose terms expire at the 2026 annual meeting of stockholders) are Richard W. Pascoe and Margaret Dalesandro, Ph.D. The Company currently has no Class I directors (whose terms would expire at the 2025 annual meeting of stockholders). The Class II directors elected at the Annual Meeting will hold office until the 2027 annual meeting of stockholders, and until such director’s successor is elected and qualified, unless such director resigns or such director’s seat becomes vacant due to death, removal or otherwise in accordance with the Company’s Amended and Restated Bylaws (the “Bylaws”).
As described below, the Board has nominated Raj Mehra, Ph.D. and Brian Lian, Ph.D. for re-election as Class II directors. Each of the nominees has indicated such nominee’s willingness to serve if elected. Should a nominee become unavailable for election at the Annual Meeting, either of the persons named on the enclosed proxy as a proxy holder may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by our Board.
Nomination of Directors
The Corporate Governance/Nominating Committee of the Board (the “Corporate Governance/Nominating Committee”), which acts as the nominating committee of the Board, reviews and recommends potential candidates for election to the Board. In reviewing potential candidates, the Corporate Governance/Nominating Committee considers the qualifications described below under the section titled “Board of Directors and Committees and Corporate Governance – Director Nominations and Stockholder Communications.” After reviewing the qualifications of potential Board candidates, the Corporate Governance/Nominating Committee presents its recommendations to the Board, which selects the final director nominee(s). The Corporate Governance/Nominating Committee recommended the nominees for director identified in this Proxy Statement. We did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for consideration for election at the Annual Meeting.
Information Regarding Nominees and Incumbent Directors
The Corporate Governance/Nominating Committee has recommended, and the Board has nominated, each of Raj Mehra, Ph.D. and Brian Lian, Ph.D. to be re-elected as Class II directors at the Annual Meeting. The following table contains information about the nominees and about each of the Company’s continuing directors: the year he or she was initially elected as a director, his or her age as of August 19, 2024, the position(s) with the Company currently held by him or her, the year his or her current term as a director will expire and his or her current director class:
Name	Year Initially Elected	Age	Position(s)	Expiration of Term	Class
Raj Mehra, Ph.D.	2019	65	Chief Executive Officer and President	2024	II
Brian Lian, Ph.D.(1)(2)(3)	2019	58	Director	2024	II
Richard W. Pascoe(1)(3)	2013	60	Chairman of the Board	2026	III
Margaret Dalesandro, Ph.D.(1)(2)	2021	78	Director	2026	III
(1)	Member of the Audit Committee of the Board (the “Audit Committee”).
(2)	Member of the Corporate Governance/Nominating Committee.
(3)	Member of the Compensation Committee of the Board (the “Compensation Committee”).

Class II Directors Nominated for Election
The following individuals have been nominated by our Board to be elected as Class II directors at the Annual Meeting:
Raj Mehra, Ph.D. has been our President and Chief Executive Officer and a director since January 2019, and served as our Chairman of the Board from January 2019 to April 2024. He also served as our Interim Chief Financial Officer from January 2019 until September 2021. Dr. Mehra served as a director at Larkspur Health Acquisition Corporation (Nasdaq: LSPR), a special purpose acquisition company, from July 2021 until December 2022. Prior to founding Seelos, Dr. Mehra spent nine years at Auriga USA, LLC as a Managing Director focused on private and public equity investments in global healthcare companies. Prior to Auriga, Dr. Mehra was the sector head for healthcare equity investments at Bennett Lawrence Management, LLC in New York. He also founded and managed a long-short equity hedge fund at Weiss, Peck & Greer LLC. Dr. Mehra started his career as an investment professional at Cowen Asset Management, LLC. Dr. Mehra holds M.S., M.Phil., Ph.D., JD and MBA degrees from Columbia University in New York. He is also a graduate of Indian Institute of Technology, Kanpur, where he was ranked first in his class. The Board believes Dr. Mehra is qualified to serve as a director based on his experience in the healthcare industry, including his significant business knowledge based on his experience with healthcare-based investment banking.
Brian Lian, Ph.D. has been a director since January 2019. He is the Chair of our Compensation Committee and our Audit Committee and a member of our Corporate Governance/Nominating Committee. He is currently President and Chief Executive Officer and a Director of Viking Therapeutics, Inc. (Nasdaq: VKTX), a biopharmaceutical company. Dr. Lian has over 15 years of experience in the biotechnology and financial services industries. Prior to joining Viking, he was a Managing Director and Senior Research Analyst at SunTrust Robinson Humphrey, an investment bank, from 2012 to 2013. At SunTrust Robinson Humphrey, he was responsible for coverage of small and mid-cap biotechnology companies with an emphasis on companies in the diabetes, oncology, infectious disease and neurology spaces. Prior to SunTrust Robinson Humphrey, he was Managing Director and Senior Research Analyst at Global Hunter Securities, an investment bank, from 2011 to 2012. Prior to Global Hunter Securities, he was Senior Healthcare Analyst at The Agave Group, LLC, a registered investment advisor, from 2008 to 2011. Prior to The Agave Group, he was an Executive Director and Senior Biotechnology Analyst at CIBC World Markets, an investment bank, from 2006 to 2008. Prior to CIBC, he was a research scientist in small molecule drug discovery at Amgen, a biotechnology company. Prior to Amgen, he was a research scientist at Microcide Pharmaceuticals, a biotechnology company. Dr. Lian holds an MBA in accounting and finance from Indiana University, an MS and Ph.D. in organic chemistry from The University of Michigan, and a BA in chemistry from Whitman College. The Board believes Dr. Lian is qualified to serve as a director based on his experience in the healthcare industry, including his significant business knowledge based on his experience with healthcare-based investment banking.
Class III Directors Continuing in Office until 2026
The following directors will continue in office until the 2026 annual meeting of stockholders, or until their earlier resignation or removal in accordance with our Bylaws:
Richard W. Pascoe has been a director since March 2013 and has served as our Chairman of the Board since April 2024. He is a member of our Audit Committee and our Compensation Committee. Mr. Pascoe served as the Chief Executive Officer of Zevra Therapeutics, Inc., a specialty pharmaceutical company, from January 2023 to June 2023, as a member of its board of directors from January 2014 to June 2023 and as its Executive Chairman from November 2021 to January 2023. He served as a member of the board of directors, the Chairman and Chief Executive Officer of Histogen Inc., a public regenerative medicine company, from January 2019 until November 2021. He previously served as our Chief Executive Officer from March 2013 to January 2019, our Secretary from February 2015 to January 2019, and our Principal Financial Officer and Principal Accounting Officer from December 2016 to January 2019. He joined the Company following the merger of Somaxon Pharmaceuticals, Inc. with Pernix Therapeutics Holdings, Inc. Mr. Pascoe was the Chief Executive Officer of Somaxon from August 2008 until joining the Company and was responsible for the FDA approval of Somaxon’s lead drug Silenor®. Prior to Somaxon, Mr. Pascoe was with ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company where he was most recently Senior Vice President and Chief Operating Officer. Prior to joining ARIAD in 2005, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc. (acquired by Pfizer Inc.), including Senior Vice President positions in both marketing and sales, as well as Vice President positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was in the commercial groups at Medco Research, Inc. (acquired by King), COR Therapeutics, Inc. (acquired by Millennium Pharmaceuticals Inc., the Takeda Oncology Company), B. Braun Interventional and The BOC Group. He serves as a member of the board of directors of the Johnny Mac Soldiers Fund, a charity for military veterans. Mr. Pascoe is a past member and chairman of the board of directors of BIOCOM. Mr. Pascoe served as a Commissioned Officer with the U.S. Army 24th Infantry Division and continues to serve as a Civilian Aid to the Secretary of the Army. He is a graduate of the United States Military Academy at West Point where he received a B.S. degree in Leadership. The Board believes Mr. Pascoe is qualified to serve as our Chairman based on the depth and diversity of his experience in senior management of public pharmaceutical companies.
Margaret Dalesandro, Ph.D. has served as a member of the Board since September 2021. She is the Chair of our Corporate Governance/Nominating Committee and a member of our Audit Committee. She has served as a pharmaceutical development consultant with Brecon Pharma Consulting LLC since December 2012. Since August 2020, Dr. Dalesandro has served as an independent director on the board of directors of Skye Bioscience, Inc. (previously Emerald Bioscience, Inc.). From August to December 2021, she acted as interim CEO of OncoSec Medical Incorporated. Dr. Dalesandro served on the board of directors of OncoSec Medical Incorporated from March 2019 (and as the Chair of the board of directors since April 2020) until December 2021 and on the board of directors of Ambrx Biopharma, Inc. from September 2023 to March 2024. She previously served as a Business Director of Integrative Pharmacology at Corning, Incorporated, as a Vice President of Project, Portfolio and Alliance Management at ImClone Systems Inc., as an Executive Director of Project and Portfolio Management at GlaxoSmithKline, and as a Senior Consultant at Cambridge Pharma Consultancy over the course of her career. Dr. Dalesandro earned her Ph.D. in Biochemistry from Bryn Mawr College and completed a NIH Post-Doctoral Fellowship in Molecular Immunology at the Wake Forest University School of Medicine. The Board believes Dr. Dalesandro is qualified to serve as a director based on the depth and diversity of her experience in senior management of pharmaceutical companies and the healthcare industry.
Class I Director Resignation
On May 2, 2024, Daniel J. O’Connor notified the Board of the Company of his decision to resign from the Board, effective immediately. Mr. O’Connor’s resignation was solely for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
As a result, there is currently no Class I director at this time.
Family Relationships
There are no family relationships among any of the individuals who serve as our directors or executive officers.
Executive Officer and Director Interest
Each of Raj Mehra, Ph.D. and Brian Lian, Ph.D. has an interest in this Proposal No. 1, as each such nominee is currently a member of our Board.
Agreements with Directors
None of our directors or nominees for director were selected pursuant to any arrangement or understanding, other than compensation arrangements in the ordinary course of business.
Vote Required and Majority Vote Guideline
Assuming that a quorum is present at the Annual Meeting, nominees to serve as members of the Board are elected by a plurality of the votes cast. However, pursuant to the Company’s corporate governance guidelines, if the number of nominees for election to the Board is equal to, or less than, the number of seats open for election and a nominee receives a greater number of votes “withheld” than votes “for” such nominee’s election, then such nominee must submit an offer of resignation to the Board. The Corporate Governance/Nominating Committee will then consider the offer of resignation and other relevant circumstances and recommend a course of action to the Board. The disinterested members of the Board will then determine whether to accept the offer of resignation.

Any shares that are not voted in the election of directors for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and accordingly will not affect the outcome of the election of directors.
Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of the nominees named above.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024, and has further directed that we submit the selection of KPMG for ratification by our stockholders at the Annual Meeting. KPMG audited our financial statements for the fiscal year ended December 31, 2023. Although ratification is not required by our Bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders. One or more representatives of KPMG will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
Fees for Independent Registered Public Accounting Firm
The following is a summary of the fees billed to the Company by KPMG for professional services rendered for the fiscal years ended December 31, 2023 and 2022, respectively:
	2023	2022
Audit Fees(1)	$680,000	$570,000
Audit Related Fees	—	—
Tax Fees(2)	$28,900	$17,600
All Other Fees	—	—
Total All Fees	$708,900	$587,600
(1)
Audit fees consist of estimated fees for professional services rendered for the audit of our annual financial statements included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings, reviews of registration statements and issuances of consents, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Consists of fees billed for tax compliance and consulting.
Pre-Approval Policies and Procedures
All audit and non-audit services provided by KPMG must be pre-approved by the Audit Committee. KPMG will provide the Audit Committee with an engagement letter during the first half of the fiscal year, outlining the scope of the proposed services and estimated fees for the fiscal year. Pre-approval may be given for a category of services, provided that (i) the category is reasonably narrow and detailed and (ii) the Audit Committee establishes a fee limit for such category. The Audit Committee may delegate to any member of the Audit Committee the authority to grant pre-approval of permitted non-audit services to be provided by KPMG between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services provided by KPMG in fiscal 2023 and 2022.
Executive Officer and Director Interest
Our directors and executive officers do not have an interest in this Proposal No. 2.
Required Vote
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes (if any), will not be counted as votes cast and accordingly will not affect the outcome of the proposal. The approval of Proposal No. 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote, and as such, it is unlikely that any Broker Non-Votes will result from this proposal. If our stockholders do not ratify the selection of KPMG, our Board will consider the selection of KPMG as well as other independent auditors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In particular, our compensation program rewards financial, strategic and operational performance and the goals set for each performance category support our short and long-term plans.
We are requesting that our stockholders vote to approve the compensation of our Named Executive Officers (as defined below) as described below under the section titled “Executive Compensation” pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), which disclosures include the compensation tables and the narrative discussion following the compensation tables.
This advisory vote is generally referred to as a “say-on-pay vote” and is being provided pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the results of the advisory vote held at our 2019 annual meeting of stockholders on the frequency of future say-on-pay votes, we are conducting say-on-pay votes every year. After the Annual Meeting, our next say-on-pay vote will be held at our 2025 annual meeting of stockholders.
The Board is asking stockholders to cast an advisory (non-binding) vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion within the section of the Company’s proxy statement entitled “Executive Compensation,” is hereby APPROVED.”
Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers and other executive officers.
Executive Officer and Director Interest
Our executive officers have an interest in this Proposal No. 3, as the compensation for our executive officers is subject to this vote.
Required Vote
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and accordingly will not affect the outcome of the proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION TABLES AND NARRATIVE DISCUSSION WITHIN THE SECTION OF THIS PROXY STATEMENT ENTITLED “EXECUTIVE COMPENSATION”.

PROPOSAL NO. 4

CONVERTIBLE NOTE PROPOSAL
We are asking our stockholders to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (“Nasdaq”) and as required under the terms of the Amendment No. 5 and Amendment No. 8 (as defined below), the issuance of shares of our Common Stock upon repayment or conversion of the $1,492,844 (the “March 2024 Principal Increase”) by which the principal amount of the Convertible Note (as defined below) previously issued to Lind Global Asset Management V, LLC (“Lind Global”) on November 23, 2021 pursuant to the 2021 Lind Securities Purchase Agreement (as defined below) was increased in March 2024. As of the Record Date, assuming stockholders approve this Proposal No. 4, and based on the assumptions below, we could issue approximately [   ] shares of Common Stock in connection with the repayment or conversion of the March 2024 Principal Increase, which, if all such shares of Common Stock were issued and outstanding, would represent approximately [   ]% of our outstanding shares of Common Stock as of the Record Date. We calculated the foregoing number of shares of Common Stock that we may issue to Lind Global in connection with the repayment or conversion of the March 2024 Principal Increase based on the quotient obtained by dividing the amount of the March 2024 Principal Increase ($1,492,844) by 85% of the average of the five lowest daily volume weighted average price (“VWAP”) of our Common Stock during the 20 trading days prior to the Record Date, or $[   ] per share. The foregoing calculation is provided solely for illustrative purposes and any shares of our Common Stock that may ultimately be issued to satisfy principal and interest payments or conversion of the March 2024 Principal Increase under the Convertible Note will vary based on the amount of principal or interest payments under the Convertible Note that we elect to satisfy in shares of Common Stock and the VWAP of our Common Stock during the 20 trading days prior to the applicable principal or interest payment date, and the number of shares of our Common Stock that we may issue to Lind Global may exceed the [   ] shares of Common Stock disclosed in this illustration. In addition, in the event of an Event of Default (as defined in the Convertible Note), Lind Global would have the right to convert the then-outstanding principal amount of the Convertible Note into shares of Common Stock at the lower of (x) the then-current Conversion Price (which is currently $1,440.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion, which could result in the issuance of even more shares than in the foregoing illustration.
We are proposing this proposal in order to comply with Nasdaq Listing Rule 5635(d) and as required under the terms of the Amendment No. 5 and Amendment No. 8. Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction (the “Exchange Cap”).
In January 2024, we obtained the approval of our stockholders, for purposes of complying with Nasdaq Listing Rule 5635(d) and as required by Amendment No. 4 (as defined below) and the Letter Agreement (as defined below), to issue or sell to Lind Global under the Convertible Note, the 2021 Lind Securities Purchase Agreement and the December 2021 Notes (as defined below) more than 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Convertible Note and the 2021 Lind Securities Purchase Agreement (which was 85,326 shares, based on 426,626 shares outstanding immediately prior to the execution of the 2021 Lind Securities Purchase Agreement) based on $13.9 million principal amount of the Convertible Note outstanding as of December 1, 2023.
As of the Record Date, we have issued an aggregate of [   ] shares of Common Stock to Lind Global pursuant to the Convertible Note and the 2021 Lind Securities Purchase Agreement and an aggregate of 23 shares of Common Stock to the holders of the December 2021 Notes pursuant to the December 2021 Notes.
Effective March 27, 2024 and July 16, 2024, the Company and Lind Global entered into Amendment No. 5 (the “Amendment No. 5”) and Amendment No. 8, respectively, to Convertible Promissory Note, which amended the Convertible Note. Pursuant to the Amendment No. 5 and the Amendment No. 8, we agreed to seek stockholder approval as contemplated by Nasdaq Listing Rule 5635(d) with respect to the approval of the issuance of shares of Common Stock to Lind Global in connection with the repayment or conversion of any portion of the March 2024 Principal Increase, no later than October 31, 2024.
Summary of Lind Global Financing
On November 23, 2021, we entered into a Securities Purchase Agreement (the “2021 Lind Securities Purchase Agreement”) with Lind Global pursuant to which, among other things, on November 23, 2021 (the “Closing Date”), we issued and sold to Lind Global, in a private placement transaction, in exchange for the payment by Lind Global of $20.0 million, (i) a convertible promissory note (as amended from time to time, the “Convertible Note”) in an initial aggregate principal amount of $22.0 million (the “Principal Amount”), which bore no interest until the first anniversary of the issuance of the Convertible Note, then bore interest at a rate of 5% per annum and, as of October 1, 2023, bears interest at a rate of 12% per annum and will mature on November 23, 2024 (the “Maturity Date”), and (ii) 2,228 shares of Common Stock (originally 534,759 shares prior to the 1-for-30 reverse stock split effected on November 28, 2023 and the Reverse Stock Split).
Commencing August 23, 2022, and from time to time and before the Maturity Date, Lind Global has the option to convert any portion of the then-outstanding Principal Amount of the Convertible Note into shares of Common Stock at a price per share of $1,440.00 (originally $6.00 per share prior to the 1-for-30 reverse stock split effected on November 28, 2023 and the Reverse Stock Split), subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions (the “Conversion Price”). Commencing August 23, 2022, we have the right to prepay, in whole or in part (exercisable by us at any time or from time to time prior to the Maturity Date), up to the full remaining Principal Amount of the Convertible Note with no penalty; however, if we exercise such prepayment right, Lind Global will have the option to convert up to thirty-three and one-third percent (33 1/3%) of the amount that we elect to prepay at the Conversion Price. However, if we are not able to issue shares of Common Stock upon repayment or conversion of any portion of the March 2024 Principal Increase, then any portion of the March 2024 Principal Increase that cannot be converted shall remain outstanding until repaid in cash.
Subject to certain exceptions, we will be required to direct proceeds from any subsequent debt financings (including subordinated debt, convertible debt or mandatorily redeemable preferred stock but other than purchase money debt or capital lease obligations or other indebtedness incurred in the ordinary course of business) to repay the Convertible Note, unless waived by Lind Global in advance.
Beginning on November 23, 2022, the Convertible Note amortizes in twenty-four monthly installments equal to the quotient of (i) the then-outstanding Principal Amount of the Convertible Note, divided by (ii) the number of months remaining until the Maturity Date. All amortization payments shall be payable, at our sole option, in cash, shares of Common Stock or a combination of both. In addition, commencing on the last business day of the first month following November 23, 2022, we will pay, on a monthly basis, all interest that has accrued and remains unpaid on the then-outstanding Principal Amount of the Convertible Note. Any portion of an amortization payment or interest payment that is paid in shares of Common Stock was to be priced at 90% of the average of the five lowest daily volume weighted average prices of our Common Stock during the 20 trading days prior to the date of issuance of the shares. If, after the first amortization payment, we elect to make any amortization payments in cash, we must pay a 5% premium on each cash payment. In conjunction with the 2021 Lind Securities Purchase Agreement and the Convertible Note, on the Closing Date, we and Lind Global entered into a security agreement, which provides Lind Global with a first priority lien on our assets and properties. Through the Record Date, we have issued to Lind Global [   ] shares of our Common Stock in connection with our entry into the 2021 Lind Securities Purchase Agreement and an aggregate of [   ] shares of our Common Stock to Lind Global to satisfy interest and principal payments due under the Convertible Note.
On May 19, 2023, we entered into Amendment No. 3 to the Convertible Note (“Amendment No. 3”), pursuant to which we and Lind Global agreed, among other things, that: (A) effective as of May 19, 2023, the outstanding Principal Amount was increased by $1,250,000 to $17,750,000; (B) we would not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to September 15, 2023, and that we would thereafter be required to maintain an aggregate minimum balance equal to 50% of the then-outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions (the “Minimum Cash Condition”); (C) effective as of September 15, 2023, upon an Event of Default (as defined in the Convertible Note), Lind Global shall have the right to convert the then-outstanding principal amount of the Convertible Note into shares of Common Stock at the lower of (x) the then-current Conversion Price (which is currently $1,440.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily volume weighted average price of the Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion; (D) all payments of accrued interest and monthly payments of the outstanding principal amount payable by us for the months of May, June, July, August and September 2023 (collectively, the “May Through September Payments”) were to be paid by us to Lind Global in a combination of cash and shares of Common Stock (with such combination determined at our option), and the number of shares to be issued calculated as previously provided in the Convertible Note (determined by dividing the principal amount plus interest (if any) being paid in shares by 90% of the average of the five lowest daily volume weighted average price of Common Stock during the 20 trading days prior to each respective payment date); provided that no less than $600,000 of the monthly principal payments for the months of May, June, July, August and September 2023 was to be paid in cash, with the remainder paid in shares of Common Stock. As consideration for entering into Amendment No. 3, on May 19, 2023, we issued to Lind Global 4,166 shares of restricted Common Stock (originally 1,000,000 shares prior to the 1-for-30 reverse stock split effected on November 28, 2023 and the Reverse Stock Split).
On September 13, 2023, pursuant to an Irrevocable Waiver, Lind Global agreed to unilaterally, unconditionally, irrevocably and permanently waive its right to assert that any Event of Default (as defined in the Convertible Note) would be deemed to occur pursuant to the Convertible Note or that we breached the Convertible Note if we failed to satisfy the Minimum Cash Condition at any time on or after September 15, 2023 and through and including September 30, 2023 (the “Waiver Period”), in each case solely in connection with our failure to satisfy the Minimum Cash Condition during the Waiver Period.
On September 21, 2023, we entered into a letter agreement with Lind Global related to the Convertible Note (the “Letter Agreement”), pursuant to which we and Lind Global agreed that, in lieu of, and in full satisfaction of, both the monthly payment that would otherwise have been due under the Convertible Note on September 23, 2023 and the interest payment that would otherwise have been due on September 29, 2023, (i) we would, by no later than September 29, 2023, pay to Lind Global cash in an aggregate amount equal to $686,564 and (ii) Lind Global would have the right, at any time and from time to time, between September 25, 2023 and November 9, 2023, to convert the remaining amount of the monthly payment that would have otherwise been due on September 24, 2023 in the aggregate amount of up to $400,000 into shares of Common Stock at the lower of (a) the then-current Conversion Price (as defined in the Convertible Note, which was then $1,440.00 per share) and (b) 85% of the average of the five (5) lowest daily volume-weighted average price during the twenty (20) trading days prior to the delivery by Lind Global of the applicable conversion notice (the “Subsequent Conversion Right”). Pursuant to the Letter Agreement, Lind Global further agreed that (a) the payment date for the monthly payment under the Convertible Note that would otherwise have been due on October 23, 2023, and (b) the interest payment date for the interest payment under the Convertible Note that would otherwise have been due on October 31, 2023, would be November 9, 2023.
On September 30, 2023, we entered into an Amendment No. 4 to Convertible Promissory Note and Amendment to Letter Agreement ( “Amendment No. 4”), which amended (i) the Convertible Note and (ii) the Letter Agreement, pursuant to which we and Lind Global agreed, among other things, that: (A) effective as of September 30, 2023, the outstanding principal amount of the Convertible Note was increased by $3,631,528 to $16,837,084; (B) commencing October 1, 2023, the Convertible Note would bear interest at an annual rate of 12% per annum; (C) we would not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to March 28, 2024, and that we shall thereafter be required to maintain an aggregate minimum balance equal to 50% of the then-outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions; (D) subject to certain exceptions, if we issue securities for cash consideration, we would be required to utilize 25% of the net cash proceeds to repay the Convertible Note unless Lind Global elects not to be repaid; (E) Lind Global would, through March 28, 2024, forebear from exercising any right to assert or claim a Material Adverse Effect (as defined in the Convertible Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to September 30, 2023; (F) we would use our reasonable best efforts to seek, at a special or annual meeting of the stockholders to be scheduled to be held no later than January 16, 2024, stockholder approval as contemplated by Nasdaq Listing Rule 5635(d) with respect to the approval of the issuance of shares of Common Stock in excess of the limitation on the number of shares issuable under the Convertible Note as set forth in the Convertible Note and the 2021 Lind Securities Purchase Agreement; and (G) subject to certain exceptions, as long as the Convertible Note remains outstanding, Lind Global will have the right to participate in any equity or debt financing by us in an amount equal to the lesser of 50% of the securities to be offered and $5,000,000 of the securities to be offered in such financing. Amendment No. 4 provided that the number of shares issuable pursuant to the Subsequent Conversion Right was limited to an aggregate of 7,822 shares of Common Stock. We issued 7,822 shares of our Common Stock as a result of Lind Global’s exercise of the Subsequent Conversion Right on October 5, 2023.
In January 2024, we obtained the approval of our stockholders, for purposes of complying with Nasdaq Listing Rule 5635(d) and as required by Amendment No. 4 and the Letter Agreement, to issue or sell to Lind Global under the Convertible Note, the 2021 Lind Securities Purchase Agreement and the December 2021 Notes more than 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Convertible Note and 2021 Lind Securities Purchase Agreement.
Effective March 27, 2024, we entered into Amendment No., which amended the Convertible Note. Pursuant to the Amendment No. 5, we and Lind Global agreed, among other things, that: (A) effective as of March 27, 2024, the outstanding principal amount of the Convertible Note was increased by the March 2024 Principal Increase to $13,435,599; (B) we would not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to April 29, 2024, and that we would thereafter be required to maintain an aggregate minimum balance equal to 50% of the then outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions; (C) we will not issue any shares in connection with the repayment or conversion of any portion of the March 2024 Principal Increase unless we obtain stockholder approval as contemplated by Nasdaq Listing Rule 5635(d) (the “New Requisite Stockholder Approval”) and if we are not able to issue shares upon repayment or conversion of any portion of the March 2024 Principal Increase, then any portion of the March 2024 Principal Increase that cannot be converted shall remain outstanding until repaid in cash; (D) Lind Global would, through April 29, 2024, forebear from exercising any right to assert or claim that a Material Adverse Effect (as defined in the Convertible Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to September 30, 2023; and (E) we will use our reasonable best efforts to seek, at a special or annual meeting of our stockholders to be scheduled to be held no later than July 31, 2024, the New Requisite Stockholder Approval.
Effective May 1, 2024, we entered into an Amendment No. 6 to Convertible Promissory Note (the “Amendment No. 6”), which amended the Convertible Note. Pursuant to the Amendment No. 6, we and Lind Global agreed, among other things, that: (A) we would not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to May 31, 2024, and that we would thereafter be required to maintain an aggregate minimum balance equal to 50% of the then outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions; (B) that all payments of accrued interest and monthly payments of the outstanding principal amount payable by thus under the Convertible Note in shares of common stock shall be reduced from ninety percent (90%) to eighty-five percent (85%) of the average of the five lowest daily volume weighted average price of common stock during the 20 trading days prior to each respective payment date; (C) Lind Global would, through May 1, 2024, forebear from exercising any right to assert or claim that a Material Adverse Effect (as defined in the Convertible Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to May 1, 2024.
Effective June 1, 2024, we entered into an Amendment No. 7 to Convertible Promissory Note (the “Amendment No. 7”), which amended the Convertible Note. Pursuant to the Amendment No. 7, we and Lind Global agreed, among other things, that: (A) we shall not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to July 31, 2024, and that we shall thereafter be required to maintain an aggregate minimum balance equal to 50% of the then outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions; and (B) Lind Global will, through July 31, 2024, forebear from exercising any right to assert or claim that a Material Adverse Effect (as defined in the Convertible Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to June 1, 2024.
Effective July 16, 2024, we entered into an Amendment No. 8 to Convertible Promissory Note (the “Amendment No. 8”), which amended the Convertible Note. Pursuant to the Amendment No. 8, we and Lind

Global agreed, among other things, that: (A) we shall not be required to maintain any minimum balance of cash or cash equivalents with one or more financial institutions prior to October 31, 2024, and that we shall thereafter be required to maintain an aggregate minimum balance equal to 50% of the then outstanding principal amount under the Convertible Note or more in cash or cash equivalents with one or more financial institutions; (B) Lind Global will, through October 31, 2024, forebear from exercising any right to assert or claim that a Material Adverse Effect (as defined in the Convertible Note) has occurred as a result of any event, occurrence, fact, condition or change that occurred on or prior to July 16, 2024; and (C) we shall use our reasonable best efforts to seek, at a special or annual meeting of the stockholders of the Company to be scheduled to be held no later than October 31, 2024, instead of July 31, 2024, stockholder approval as contemplated by Nasdaq Listing Rule 5635(d) to issue any shares in connection with the repayment or conversion of any portion of the March 2024 Principal Increase.
On December 2, 2021, we entered into two separate securities purchase agreements with certain accredited investors on substantially the same terms as the 2021 Lind Securities Purchase Agreement, pursuant to which we sold, in private placement transactions, in exchange for the payment by the accredited investors of an aggregate of $201,534, (i) convertible promissory notes in an aggregate principal amount of $221,688, which did not bear interest and would mature on December 2, 2024 (the “December 2021 Notes”), and (ii) an aggregate of 23 shares of our Common Stock. These notes had substantially the same terms as the Convertible Note. On February 22, 2023, the December 2021 Notes were repaid in full.
We are not seeking the approval of stockholders to authorize entry into the Convertible Note, the 2021 Lind Securities Purchase Agreement or the Letter Agreement, or to issue the Convertible Note, as we have already entered into the 2021 Lind Securities Purchase Agreement and the Letter Agreement and issued the Convertible Note, and such documents are binding obligations on us. We are also not seeking the approval of stockholders to authorize the issuance of shares of Common Stock upon repayment or conversion of the principal amount of the Convertible Note other than the March 2024 Principal Increase, as we already obtained the approval of our stockholders to issue these shares in January 2024. The failure of our stockholders to approve this proposal will not negate the existing terms of these documents, which will remain binding obligations on us. Instead, we are seeking the approval of the issuance of shares of Common Stock solely in connection with the repayment or conversion of the March 2024 Principal Increase. To the extent that we are unable to issue shares to Lind Global in connection with the repayment or conversion of the March 2024 Principal Increase, then any portion of the March 2024 Principal Increase that cannot be converted will remain outstanding until repaid in cash.
Possible Effects if Proposal No. 4 is Approved
If our stockholders approve this proposal, we would be able to issue additional shares to Lind Global under the Convertible Note without being subject to the limitations imposed by the Exchange Cap. As of the Record Date, there were approximately [   ] shares of Common Stock that could become issuable in connection with the repayment or conversion of the March 2024 Principal Increase, which, if all such shares of Common Stock were issued and outstanding, would represent approximately [   ]% of our outstanding shares of Common Stock as of the Record Date. We calculated the foregoing number of shares of Common Stock that we may issue to Lind Global to satisfy principal and interest payments under the Convertible Note based on the quotient obtained by dividing the amount of the March 2024 Principal Increase ($1,492,844) by 85% of the average of the five lowest daily VWAP of our Common Stock during the 20 trading days prior to the Record Date, or $[   ]. The foregoing calculation is provided solely for illustrative purposes and any shares of our Common Stock that may ultimately be issued in connection with the repayment or conversion of the March 2024 Principal Increase will vary based on the amount of principal or interest payments under the Convertible Note that we elect to satisfy in shares of Common Stock and the VWAP of our Common Stock during the 20 trading days prior to the applicable principal or interest payment date, and the number of shares of our Common Stock that we may issue to Lind Global may exceed the [   ] shares of Common Stock disclosed in this illustration.
Any additional shares of Common Stock that would be issuable to Lind Global in connection with the repayment or conversion of the March 2024 Principal Increase thereunder would have the same rights and privileges as the shares of our currently authorized Common Stock. The issuance of such shares will not affect the rights of the holders of outstanding Common Stock, but such issuance will have a dilutive effect on our existing stockholders, including on the voting power and economic rights of our existing stockholders, and may result in a decline in the price of our Common Stock or in greater price volatility. If our stockholders approve this proposal, then we may issue shares of our Common Stock to Lind Global in connection with the repayment or conversion of the March 2024 Principal Increase.
If our stockholders approve this proposal, Lind Global is expected to have the right to acquire up to [   ]% of our Common Stock (calculated as noted above) in connection with the repayment or conversion of the March 2024 Principal Increase. However, the Convertible Note includes a provision that prohibits us from issuing shares to Lind Global to the extent that Lind Global’s beneficial ownership of our shares of Common Stock would exceed 4.99% of the outstanding shares of Common Stock (subject to an increase to 9.99% in certain circumstances), such that Lind Global’s beneficial ownership of our Common Stock will not exceed such percentage at any given time.
Possible Effects if Proposal No. 4 is Not Approved
If our stockholders do not approve this proposal and we are not able to issue shares of our Common Stock in connection with the repayment or conversion of the March 2024 Principal Increase under the Convertible Note, we would be required to make such payments in cash and, if we do not have sufficient cash to make such payments, we would default under the terms of the Convertible Note, which would have a material adverse effect on our liquidity, financial condition, operating results, business and prospects. Currently, we may elect, in our sole discretion, to make each such payment of principal or interest in cash, shares of Common Stock or a combination of both. If this proposal is not approved, we will not be able to issue any shares of Common Stock to Lind in connection with the repayment or conversion of the March 2024 Principal Increase. Instead, we would be required to pay cash, which we do not expect to have, and if we are unable to make such payments in cash, we would trigger a default under the Convertible Note. In addition, if our stockholders do not approve this proposal and we are not able to issue shares of our Common Stock to Lind Global upon Lind Global electing to convert all or any portion of the March 2024 Principal Increase (either at the current conversion price of $1,440 per share, or, following an Event of Default, if lower, 85% of the average of the five lowest daily volume weighted average price of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion), Lind Global would have the right to require us to prepay in cash the amount that Lind Global is unable to convert at a price equal to the number of shares of Common Stock that we are unable to issue as a result of not obtaining stockholder approval of this Proposal No. 4, multiplied by the VWAP on the date of Lind Global’s conversion notice and, if we do not have sufficient cash to make such payment, we would default under the terms of the Convertible Note, which would have a material adverse effect on our liquidity, financial condition, operating results, business and prospects. The Convertible Note contains certain restrictive covenants and event of default provisions, including a covenant that, commencing on July 31, 2024, we will maintain an aggregate minimum balance equal to 50% of the then-outstanding principal amount under the Convertible Note or more in cash and cash equivalents. As of the Record Date, the outstanding principal amount of the Convertible Note was $[   ] million. Based on our current operating plan and our cash balance as of the Record Date, we do not expect be able to maintain the minimum cash balance required to satisfy the minimum cash covenant if we do not raise additional financing prior to July 31, 2024, particularly if we are required to satisfy principal or payment obligations to Lind Global in connection with the March 2024 Principal Increase in cash. If we are unable to cure such a default within fifteen days of its occurrence or otherwise obtain a waiver from Lind Global or amend the terms of the Convertible Note, we would trigger a default under the Convertible Note. If we trigger a default under the Convertible Note, Lind Global could declare the Convertible Note immediately due and payable, which would require us to pay 120% of the outstanding principal amount of the Convertible Note and this would have a material adverse effect on our liquidity, financial condition, operating results, business and prospects, and could cause the price of our Common Stock to decline. In addition, since the borrowings under the Convertible Note are secured by a first priority lien on our assets, Lind Global would be able to foreclose on our assets if we do not cure any default or pay any amounts due and payable under the Convertible Note. Moreover, upon an Event of Default (as defined in the Convertible Note), Lind Global has the right to convert the then-outstanding principal amount of the Convertible Note into shares of our Common Stock at the lower of (x) the then-current Conversion Price (which is currently $1,440.00 per share, subject to adjustment in certain circumstances as described in the Convertible Note) and (y) 85% of the average of the five lowest daily volume weighted average price of our Common Stock during the 20 trading days prior to the delivery by Lind Global of a notice of conversion. However, if Lind Global is not able to fully convert the desired portion of the March 2024 Principal Increase in accordance with the foregoing provision, then Lind

Global would be able to foreclose on our assets if we do not pay any amounts due and payable under the Convertible Note in connection with the March 2024 Principal Increase in cash.
In addition, if our stockholders do not approve this proposal at the Annual Meeting, pursuant to the Amendment No. 5 and Amendment No. 8, we are required to continue to seek stockholder approval of this proposal no less often than once per calendar quarter until stockholder approval is obtained. As such, failure to obtain stockholder approval at the Annual Meeting will require us to continue to incur the costs of holding one or more additional stockholder meetings until we obtain such approval.
Certain Considerations by Our Directors
Our Board previously determined that the issuance of the Convertible Note (and Common Stock upon conversion of the Convertible Note) including the March 2024 Principal Increase, was in our best interest and the best interests of our stockholders. In making this determination, the Board considered certain factors including, without limitation, (i) our financial position, including our cash resources, operating budgets, and actual and anticipated operating expenses and revenues, (ii) the amount of additional capital anticipated to be required for our operations in the near term, (iii) the amount of securities to be offered and sold in the transactions and related dilution to existing common stockholders, (iv) prices at which our Common Stock has been trading on Nasdaq, including the most recent closing price reported, (v) conditions in the capital markets, and uncertainties as to future market and economic conditions, and (vi) the fairness to us of the sale of the Convertible Note, and the Common Stock issuable to Lind Global, including, but not limited to, the proposed terms of the Convertible Note.
The Financing Committee of the Board of Directors unanimously believed it was in our best interests to enter into the Amendment No. 5 and Amendment No. 8, which included the obligation to seek stockholder approval of the issuance of shares of Common Stock in connection with the repayment or conversion of the March 2024 Principal Increase.
Executive Officer and Director Interest
Our directors and executive officers do not have an interest in this Proposal No. 4.
Vote Required
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal); provided, however, that the vote of any shares of our Common Stock issued to Lind Global will not be counted in determining whether or not this proposal is approved. Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and accordingly will not affect the outcome of the proposal, but such votes will be counted for purposes of determining the presence or absence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF MORE THAN 20% OF OUR ISSUED AND OUTSTANDING COMMON STOCK UPON REPAYMENT OR CONVERSION OF UP TO $1,492,844 OF PRINCIPAL AMOUNT OF THE CONVERTIBLE NOTE, AS AMENDED.

PROPOSAL NO. 5

WARRANT INDUCEMENT PROPOSAL
We are asking our stockholders to approve, for purposes of complying with Nasdaq Listing Rule 5635(d) and as required under the terms of the Inducement Letter, the issuance of (i) 1,879,478 shares of our Common Stock upon exercise of the Common Warrants, issued by us, in a private placement, to certain accredited investors, pursuant to the Inducement Letter, and (ii) 65,782 shares of Common Stock upon exercise of the Placement Agent Warrants, issued by us to H.C. Wainwright & Co., LLC.
Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by a listed company of common stock (or securities convertible into or exercisable for common stock), which equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement for the transaction. Under Nasdaq’s rules, when an issuance includes common stock (or the equivalent) and warrants, it is necessary to attribute a value of $0.125, plus any amount that the warrant is currently in the money or could be in the money due to adjustments, such as for price protection, to each warrant for purposes of determining whether the common stock portion is at a discount
Immediately prior to the execution of the Inducement Letter, we had [   ] shares of Common Stock issued and outstanding (which does not reflect the issuance of 939,739 shares of our Common Stock upon exercise of the Existing Warrants (as defined below)). Therefore, the potential issuance of 1,945,260 shares of Common Stock (consisting of 1,879,478 shares of our Common Stock issuable upon exercise of the Common Warrants and 65,782 shares of Common Stock issuable upon exercise of the Placement Agent Warrants) would have constituted greater than 20% of the shares of common stock outstanding immediately prior to the execution of the Inducement Letter.
Stockholder approval is required as the potential issuance of the shares of Common Stock underlying the Common Warrants and the Placement Agent Warrants is in excess of 20% of the shares of Common Stock outstanding immediately prior to the execution of the Inducement Letter, may not constitute a public offering under the Nasdaq Listing Rules and certain pricing conditions, described in the following sentence, were not met. The conditions were that either (i) the offering was an at-the-market offering under Nasdaq rules and such price equaled or exceeded the sum of (a) the applicable “Minimum Price” per share under Nasdaq Rule 5635(d) plus (b) $0.125 per whole share of Common Stock underlying the Common Warrants and Placement Agent Warrants, or (ii) the offering was a discounted offering where the pricing and discount (including attributing a value of $0.125 per whole share underlying the Common Warrants and Placement Agent Warrants) met the pricing requirements under Nasdaq’s rules.
Summary of Warrant Inducement Financing
On July 11, 2024, we entered into the Inducement Letter with certain holders (the “Holders”) of certain of the Company’s existing warrants to purchase up to an aggregate of 939,739 shares of our Common Stock originally issued to the Holders on December 1, 2023, with an exercise price of $10.56 per share of Common Stock and a termination date of December 1, 2028, and January 30, 2024, with an exercise price of $8.40 per share of Common Stock and a termination date of January 30, 2029 (together, the “Existing Warrants”).
Pursuant to the Inducement Letter, the Holders agreed to exercise for cash the Existing Warrants at an exercise price of $0.61 per share of Common Stock in consideration for the Company’s agreement to issue, in a private placement, new common stock purchase warrants to purchase up to an aggregate of 1,879,478 shares of Common Stock, at an exercise price of $0.61 per share of Common Stock. The Company received aggregate gross proceeds of approximately $573,240 from the exercise of the Existing Warrants by the Holders, before deducting placement agent fees and other offering expenses payable by the Company.
We engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with the transaction and agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds received from the Holders’ exercise of its Existing Warrants, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the Existing Warrants. We also issued to the Placement Agent or its designees warrants to purchase up to 65,782 shares of Common Stock (representing 7.0%

of the Existing Warrants being exercised), which have the same terms as the Common Warrants except the Placement Agent Warrants will have an exercise price equal to $0.7625 per share (125% of the exercise price of the Existing Warrants). In addition, the Company has agreed to reimburse the Placement Agent for its expenses in connection with the exercise of the Existing Warrants and the issuance of the Common Warrants of: (i) $30,000 for fees and expenses of the Placement Agent’s counsel, and (ii) $15,950 for its clearing costs.
The closing of the transactions and the issuance of the Common Warrants and the Placement Agent Warrants occurred on July 12, 2024 (the “Closing Date”). The Company expects to use the net proceeds from these transactions for general corporate purposes.
Pursuant to the terms of the Inducement Letter and our engagement with the Placement Agent, we agreed to hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the Closing Date for the purpose of obtaining such approval as may be required by the applicable rules and regulations of the Nasdaq from the stockholders of the Company with respect to issuance of all of the Common Warrants and Placement Agent Warrants and the shares of Common Stock underlying such Common Warrants and Placement Agent Warrants, respectively, upon the exercise thereof (“Stockholder Approval”). We also agreed that if such Stockholder Approval is not obtained at the first meeting, we will call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Common Warrants and Placement Agent Warrants are no longer outstanding.
We also agreed to file a registration statement on Form S-3 (or other appropriate form, including on Form S-1, if the Company is not then S-3 eligible) providing for the resale of the shares of Common Stock issuable upon the exercise of the Common Warrants (the “Resale Registration Statement”), as soon as (and in any event within forty-five (45) calendar days of the date of Inducement Letter), and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) calendar days following the date of the Inducement Letter (or within ninety (90) calendar days following the date of the Inducement Letter in case of “full review” of the Resale Registration Statement by the SEC) and to keep the Resale Registration Statement effective at all times until no holder of the Common Warrants owns any Common Warrants or shares of Common Stock underlying the Common Warrants.
The Common Warrants have an exercise price equal to $0.61 per share and will be exercisable on or after the date of Stockholder Approval. Common Warrants to purchase up to 939,739 shares of Common Stock have a term of exercise of five (5) years following the date of Stockholder Approval, and the remaining Common Warrants to purchase up to 939,739 shares of Common Stock have a term of exercise of eighteen (18) months following the date of Stockholder Approval. The exercise price and number of shares of Common Stock issuable upon exercise of the Common Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, subsequent rights offerings, pro rata distributions, reorganizations, or similar events affecting the Common Stock and the exercise price.
The Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed exercise notice accompanied by payment in full for the number of shares of the Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Common Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding Common Stock immediately after exercise, except that upon prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants, provided that any increase will not be effective until 61 days following notice to the Company.
If, at the time a holder exercises its Common Warrants, a registration statement registering the resale of the shares of Common Stock issuable upon the exercise of the Common Warrants by the Holder under the Securities Act of 1933, as amended is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate exercise price, the Holder may elect instead to receive upon such exercise (either in whole or in part), the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants.

Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of the Common Stock, such holder of Common Warrants does not have the rights or privileges of a holder of the Common Stock, including any voting rights, until such holder exercises such Holder’s Common Warrants. The Common Warrants provide that the holders of the Common Warrants have the right to participate in distributions or dividends paid on shares of the Common Stock.
If at any time the Common Warrants are outstanding, the Company, either directly or indirectly, in one or more related transactions effect a Fundamental Transaction (as defined in the Common Warrants), a holder of Common Warrants will be entitled to receive, the number of shares of common stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration receivable as a result of the Fundamental Transaction by such holder of the number of shares of common stock for which the Common Warrants are exercisable immediately prior to the Fundamental Transaction.
Possible Effects if Proposal No.5 is Approved
If our stockholders approve this proposal, we would be able to issue up to 1,945,260 shares of Common Stock (consisting of 1,879,478 shares of our Common Stock issuable upon exercise of the Common Warrants and 65,782 shares of Common Stock issuable upon exercise of the Placement Agent Warrants) without being subject to the limitations imposed by the Exchange Cap, subject to the beneficial ownership limitations as set in the Common Warrants and the Placement Agent Warrant.
The issuance of such shares of Common Stock issuable upon the exercise of the Common Warrants and the Placement Agent Warrants will not affect the rights of the holders of outstanding Common Stock, but such issuance will have a dilutive effect on our existing stockholders, including on the voting power and economic rights of our existing stockholders, and may result in a decline in the price of our Common Stock or in greater price volatility.
In addition, upon issuance of shares of Common Stock upon the exercise of the Common Warrants there would be a greater number of shares of our Common Stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our Common Stock. Finally, the reservation of the shares underlying the Common Warrants and Placement Agent Warrants precludes the Company from issuing such shares for other purposes including equity financings and we may be unable to raise additional capital as a result.
Possible Effects if Proposal No. 5 is Not Approved
We are not seeking the approval of stockholders to authorize our entry into the Inducement Letter or the consummation of the transactions contemplated by the Inducement Letter. The failure of our stockholders to approve this proposal will not negate the existing terms of the Inducement Letter, which will remain binding obligations on us. Instead, we are seeking the approval of the issuance of shares of Common Stock solely in connection with the exercise of the Common Warrants and Placement Agent Warrants.
If this proposal is not approved by our stockholders, the Common Warrants and the Placement Agent Warrants would not be exercisable over the 19.99% threshold and may result in cash obligations of the Company. The Company’s satisfaction of any such potential cash obligations could materially impair the Company’s working capital. The inability to exercise the Common Warrants and Placement Agent Warrants for Common Stock may also materially adversely affect the Company’s future ability to raise equity or debt capital from third parties on attractive terms, if at all, and also risks significantly impairing the operations, assets and ongoing viability of the Company.
Additionally, if this proposal is not approved at this meeting, we are obligated to call a special meeting of our stockholders every ninety (90) days following such meeting to seek Stockholder Approval until such approval is effective or the Common Warrants and Placement Agent Warrants are no longer outstanding. As such, failure to obtain stockholder approval at the Annual Meeting will require us to continue to incur the costs of holding one or more additional stockholder meetings until we obtain such approval.
Certain Considerations by Our Directors
Our Board previously determined that the entry into the Inducement Letter and consummation of the transactions contemplated by the Inducement Letter was in our best interest and the best interests of our stockholders. In making this determination, the Board considered certain factors including, without limitation, (i) our financial position, including our cash resources, operating budgets, and actual and anticipated operating expenses and revenues, (ii) the amount of additional capital anticipated to be required for our operations in the near term, (iii) the amount of securities to be offered and sold in the transactions and related dilution to existing common stockholders, (iv) prices at which our Common Stock has been trading on Nasdaq, including the most recent closing price reported, (v) conditions in the capital markets, and uncertainties as to future market and economic conditions.
Executive Officer and Director Interest
Our directors and executive officers do not have an interest in this Proposal No. 5.
Vote Required
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and accordingly will not affect the outcome of the proposal, but such votes will be counted for purposes of determining the presence or absence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF, FOR PURPOSES OF COMPLYING WITH NASDAQ LISTING RULE 5635(D), THE ISSUANCE OF MORE THAN 20% OF
OUR ISSUED AND OUTSTANDING COMMON STOCK UPON EXERCISE OF COMMON WARRANTS TO PURCHASE UP TO 1,879,478 SHARES OF COMMON STOCK AND PLACEMENT AGENT WARRANTS TO PURCHASE UP TO 65,782 SHARES OF COMMON STOCK

PROPOSAL NO. 6

ADJOURNMENT PROPOSAL
If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal No. 4 (the Convertible Note Proposal) or Proposal No. 5 (the Warrant Inducement Proposal), we may move to adjourn the Annual Meeting at that time in order to provide our Board with additional time to solicit additional proxies.
In this Adjournment Proposal, we are asking our stockholders to authorize us to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies in the event that there are not sufficient votes to approve the Convertible Note Proposal or the Warrant Inducement Proposal, as described in this Proxy Statement. If our stockholders approve this Adjournment Proposal or , we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Convertible Note Proposal or the Warrant Inducement Proposal, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposals.
If it is necessary or advisable to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 60 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business that could have been transacted at the original meeting.
Recommendation
Our Board believes approval of this Adjournment Proposal is in the best interests of our Company and our stockholders as it will allow us to adjourn the meeting and solicit additional proxies in favor of the Convertible Note Proposal or the Warrant Inducement Proposal, if needed.
Executive Officer and Director Interest
Our directors and executive officers do not have an interest in this Proposal No. 6.
Required Vote
Assuming that a quorum is present at the Annual Meeting, approval of this proposal requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Any shares that are not voted on the proposal for any reason, including abstentions and Broker Non-Votes, will not be counted as votes cast and accordingly will not affect the outcome of the proposal, but such votes will be counted for purposes of determining the presence or absence of a quorum.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL
PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE THE CONVERTIBLE NOTE PROPOSAL OR THE WARRANT INDUCEMENT PROPOSAL.

BOARD OF DIRECTORS AND COMMITTEES AND CORPORATE GOVERNANCE
Meetings of the Board
During fiscal 2023, the Board met 11 times and acted by unanimous written consent seven times. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of the committees of the Board on which he or she served during the periods that such director served. Although we encourage directors to attend each annual meeting of stockholders and expect any of them in attendance to be available to answer appropriate questions from our stockholders, we have no formal policy requiring attendance by directors at annual stockholder meetings. All of the members of the Board serving at the time of our 2023 annual meeting of stockholders attended our 2023 annual meeting of stockholders.
Committees of the Board
There are currently three active committees of the Board: the Audit Committee, the Corporate Governance/Nominating Committee and the Compensation Committee. Below are descriptions of our three active Board committees.
The Audit Committee regularly meets with our financial and accounting management and independent auditors and is responsible for the selection and engagement of our independent auditors. Additionally, the Audit Committee reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee acts under a written charter, a copy of which is available on our website at www.seelostherapeutics.com/corporate-governance/. During fiscal 2023, the Audit Committee met four times and did not take any action by unanimous written consent. As of August 19, 2024, the Audit Committee consisted of Brian Lian, Ph.D. (Chair), Margaret Dalesandro, Ph.D., and Richard W. Pascoe, none of whom was an employee of ours and each of whom met the applicable independence standards promulgated by the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and applicable rules of the SEC. The Board has also determined that each of Dr. Lian and Mr. Pascoe qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulation S-K.
The Corporate Governance/Nominating Committee makes recommendations to the Board regarding the election of directors, as well as providing guidance and oversight on matters relating to corporate governance. During fiscal 2023, the Corporate Governance/Nominating Committee did not meet separately or act by unanimous written consent. As of August 19, 2024, the Governance/Nominating Committee consisted of Margaret Dalesandro, Ph.D. (Chair) and Brian Lian, Ph.D., neither of whom was an employee of ours and each of whom met the independence requirements of the Nasdaq Rules. The Corporate Governance/Nominating Committee acts under a written charter, which is available on our website at www.seelostherapeutics.com/corporate-governance/. We have not paid any third party a fee to assist in the process of identifying and evaluating candidates for director, and as of the Record Date we have not received any nominees for director from any stockholder or stockholder group for the Annual Meeting in accordance with the nominating procedures set forth in our Bylaws and the charter for our Corporate Governance/Nominating Committee.
The Compensation Committee determines compensation levels for our executive officers, implements incentive programs for officers, directors and consultants, and administers our equity compensation plans. During fiscal 2023, the Compensation Committee met three times and did not take any action by unanimous written consent. As of August 19, 2024, the Compensation Committee consisted of Brian Lian, Ph.D. (Chair) and Richard W. Pascoe, neither of whom was an employee of ours and each of whom met the independence requirements of the Nasdaq Rules and applicable rules of the SEC. The Compensation Committee acts under a written charter, a copy of which is posted on our website at www.seelostherapeutics.com/corporate-governance/. Our independent compensation consultants, as well as executive officers and management play important roles in making recommendations and formulating compensation plans for our employees, including the Named Executive Officers. Beginning 2018, the Compensation Committee determined to engage Radford, an AON Hewitt company, as its independent compensation consultant to provide compensation consulting services. Specifically, for 2022 and 2023, the Compensation Committee requested Radford to advise it on a variety of compensation related issues, including compiling, analyzing and presenting third-party survey data regarding the compensation of executives and directors at comparable companies. Radford did not provide any other services to us in 2022 or 2023 beyond its engagement as an advisor to the Compensation Committee on executive compensation and director compensation matters. After review, the Compensation Committee has determined that there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2023. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1.
The Compensation Committee may delegate authority for day-to-day administration and interpretation of our various compensation plans, including the selection of participants, the determination of award levels and the approval of award documents to our non-officer employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of our Named Executive Officers. Compensation recommendations and performance assessments of Named Executive Officers from our Chief Executive Officer are considered by the Compensation Committee in determining the total compensation packages for Named Executive Officers (excluding the Chief Executive Officer). The Chief Executive Officer is not present for any discussions relating to his compensation.
The Compensation Committee adopted an Equity Award Grant Policy on October 2, 2021, pursuant to which the Compensation Committee delegated to the Chief Executive Officer the power and authority, separately but concurrently with the power and authority of the Compensation Committee, to grant stock options, restricted stock awards, restricted stock units and stock-settled stock appreciation rights under the Company’s Amended and Restated 2012 Stock Long Term Incentive Plan (as amended, restated, supplemented or superseded, the “Equity Plans”) to our employees (other than executives and directors) on the terms and conditions approved by our Chief Executive Officer. The Equity Award Grant Policy also established the policy for the Company to follow when it grants stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance restricted stock units, performance-based units, stock-settled stock appreciation rights or other equity-based awards to our executives and employees pursuant to the Equity Plans.
Director Nominations and Stockholder Communications
Our Corporate Governance/Nominating Committee considers candidates for the Board submitted in writing to the Chair of the committee. Candidates may be submitted by our executive officers, current directors, search firms engaged by the Corporate Governance/Nominating Committee, and subject to the conditions described below, by a stockholder. Information with respect to any proposed candidate shall be provided in writing to the Chair of the Corporate Governance/Nominating Committee at Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022. A nominating stockholder shall provide evidence that the nominating stockholder is a stockholder (including information relating to all shares deemed beneficially held by the nominating stockholder) and shall provide the name of the Board candidate(s), and such other information with respect to the nominee required under the rules and regulations of the SEC to be included in our proxy statement if such proposed candidate were to be included therein. In addition, the stockholder shall include a statement that the proposed candidate has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below.
There are currently no specific, minimum or absolute criteria for Board membership. Candidates are evaluated based upon a number of factors, including but not limited to independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. The Corporate Governance/Nominating Committee does not alter its evaluation practices with regard to potential Board candidates recommended by a stockholder.
In addition, pursuant to Rule 14a-19 of the Exchange Act (“Rule 14a-19”), the SEC’s universal proxy rule, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than June 2, 2025, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2024 annual meeting of stockholders is more than 30 days before or after July 31, 2025, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2025 annual meeting of stockholders.

A nomination that does not comply with the requirements set forth in the Articles of Incorporation and the Bylaws will not be considered for presentation at the Annual Meeting. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting of stockholders.
The table below provides an enhanced disclosure regarding the diversity of our Board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (As of August 19, 2024)
Board Size:
Total Number of Directors:	4
	Male	Female	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Number of directors based on gender identity	3	1	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	1	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Did not Disclose Demographic Background	—		—
Directors who are U.S. Military Veterans: 1
Any other stockholder communications intended for our management or the Board shall be submitted in writing to the Chair of the Corporate Governance/Nominating Committee (at our Company’s address provided in this Proxy Statement) who shall determine whether to forward the communication, in his or her discretion and considering the identity of the submitting stockholder and the materiality and appropriateness of the communication.
Director Independence
Our Board has determined that each of Mr. Pascoe and Drs. Lian and Dalesandro met the definitions of independence under the Nasdaq Rules and Section 10A-3 of the Exchange Act as of August 19, 2024. Accordingly, all of our directors, other than our Chief Executive Officer and President, Dr. Mehra, are deemed to be independent.
Code of Ethics
We have adopted a Code of Ethics that applies to our Chief Executive Officer and to all of our directors and employees. The Code of Ethics, as amended and restated, is available on our website at www.seelostherapeutics.com/corporate-governance/. We will disclose future amendments to, or waivers from, certain provisions of our Code of Ethics, if any, on the above website within four business days following the date of such amendment or waiver. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, and references to our website address in this Proxy Statement are inactive textual references only.
Board Leadership Structure
Our board believes that Mr. Pascoe is best situated to serve as Chairman of the Board based on the depth and diversity of his experience in senior management of public pharmaceutical companies. The Board does not currently have a lead independent director. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including, but not limited to, risks relating to product candidate development, technological uncertainty, dependence on clients and collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing or sales capability or experience, business integration and dependence on key personnel. Management is responsible for the day-to-day management of the risks we face, while our Board as a whole and through its committees, is responsible for the oversight of risk management. Our Board believes its administration of its risk oversight function has not affected its leadership structure.
Board oversight is conducted primarily through committees of the Board, including the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee. However, the full Board has retained responsibility for general risk oversight. Our Board satisfies this responsibility, in part, through reports by each committee Chair regarding the committee’s considerations and actions. The Board also has the responsibility of ensuring compliance with the risk management processes designed and implemented by management, which it satisfies through reports directly from the officer responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
Compensation Committee Interlocks and Insider Participation
During the last completed fiscal year, no member of the Compensation Committee was a current or former officer or employee of our Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Compensation Committee, except that Dr. Mehra served as a member of the compensation committee of Larkspur Healthcare Acquisition Corp., a special purpose acquisition company, from December 2021 through December 2022, where its Chief Executive Officer and our former director, Daniel J. O’Connor, served as a member of our Compensation Committee until February 2022. None of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity’s executive officers served on our Board.

EXECUTIVE OFFICERS
As of August 19, 2024, our current executive officers and their respective ages and positions are set forth in the following table.
Name	Age	Position(s)
Raj Mehra, Ph.D.	65	Chief Executive Officer and President
Michael Golembiewski	53	Chief Financial Officer
Raj Mehra, Ph.D., is our Chief Executive Officer and President. See “Class II Directors Nominated for Election” above for a discussion of Dr. Mehra’s business experience.
Michael Golembiewski has served as our Chief Financial Officer since September 2021. Prior to Mr. Golembiewski’s appointment as our Chief Financial Officer, he served as our Vice President of Finance from January 2019 to September 2021. Prior to joining the Company, Mr. Golembiewski served as Vice President of Finance at Agile Therapeutics, Inc., a publicly-traded biotechnology company, from November 2017 to June 2018. While at Agile Therapeutics, Inc., Mr. Golembiewski helped the company prepare for the potential launch of its first commercial product. Prior to joining Agile Therapeutics, Inc., Mr. Golembiewski served as the Vice President of Finance, Principal Accounting Officer and Corporate Controller of Pernix Therapeutics Holdings, Inc., a publicly-traded specialty pharmaceutical company, from April 2015 to November 2017, where he successfully built an accounting and finance team after the closure of the South Carolina office location. From June 2007 to April 2015, he held various roles of increasing responsibility in finance and accounting at NPS Pharmaceuticals, Inc., a publicly-traded biotechnology company acquired by Shire plc in 2015, with his last position as Executive Director, Corporate Controller, in which role he served from January 2014 to April 2015. While at NPS Pharmaceuticals, Inc., Mr. Golembiewski helped build the infrastructure that took the company from a pre-clinical research and development company to a fully commercial and global rare disease company that received FDA approval for two orphan disease medicines. Prior to joining NPS Pharmaceuticals, Inc., Mr. Golembiewski was the Corporate Controller for The Topps Company, Inc., from March 2006 to June 2007. The Topps Company was a publicly traded $500 million Trading Card and Candy Manufacturing company. He began his professional career in the biotechnology field with ImClone Systems Incorporated from May 1997 to March 2006, where he served in various roles with increasing responsibility, from Senior Accountant up to Director of Financial Reporting. Mr. Golembiewski is also the Chairman of the Board of The Connor G Foundation and has served in this capacity since June 2019. The Connor G Foundation was established in 2019 as a nonprofit charity to benefit youth hockey, music and educational interests. Mr. Golembiewski has a Bachelor of Science degree in Accounting from Rider University and is a Certified Public Accountant (not in public practice) in the State of Delaware.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth the compensation paid by us during the years ended December 31, 2023 and 2022 to the persons who served as our executive officers during fiscal year 2023 (the “Named Executive Officers”):
Name and Position(s)	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Raj Mehra, Ph.D., Chief Executive Officer and President	2023	$586,964	$1,126,948	—	$12,564	$1,726,476
	2022	$561,688	$1,603,680	$280,844	$12,200	$2,458,412
Michael Golembiewski, Chief Financial Officer	2023	$375,000	$458,467	—	$13,200	$846,667
	2022	$317,125	$616,800	$126,850	$10,852	$1,071,627
(1)
Represents the grant date fair value of the option awards, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of estimated forfeitures. These figures do not reflect the amortized compensation expense or value received by the officer in the year indicated or that may be received by the officer with respect to such equity awards.

(2)	Our Named Executive Officers’ All Other Compensation in 2022 and 2023 consist of our matching and profit-sharing contribution to our retirement savings plan (401(k) Plan).
Narrative Disclosure to Summary Compensation Table
Base Salary
In general, base salaries for our Named Executive Officers are approved by the Compensation Committee and are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary and market pay levels. Base salaries of our Named Executive Officers are approved and reviewed annually by our Compensation Committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our Company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the Compensation Committee believes that other elements of the Named Executive Officers’ compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective, competitive and contingent on the achievement of performance objectives.
Effective January 1, 2023, Dr. Mehra’s base salary was increased from $561,688 to $586,964 and Mr. Golembiewski’s base salary was increased from $317,125 to $375,000.
Annual Cash Incentive
We also generally provide executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for our overall performance in a given year. Corporate goals are established by the Compensation Committee with input from senior management and approved by the full Board.
The Compensation Committee considers our overall performance for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The annual cash bonus for each executive officer is based 100% on our overall performance. The Compensation Committee retains the ability to apply discretion in making adjustments to the final bonus payouts. The evaluation of our performance for 2023 bonus purposes was based on a qualitative evaluation for the Named Executive Officers after the start of the fiscal year. For fiscal year 2023, Dr. Mehra’s target bonus percentage was 55% of his base salary and Mr. Golembiewski’s target bonus percentage was 40% of his base salary. The Compensation Committee determined not to pay bonuses for 2023.

Equity Compensation
The Compensation Committee considers equity incentives to be important in aligning the interests of our executive officers with those of our stockholders. As part of our pay-for-performance philosophy, our compensation program tends to emphasize the long-term equity award component of total compensation packages paid to our executive officers.
Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our Named Executive Officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
To reward and retain our Named Executive Officers in a manner that best aligns employees’ interests with stockholders’ interests, we have used stock options as the primary incentive vehicles for long-term compensation and may in the future use restricted stock unit awards. We believe that stock options and restricted stock unit awards are effective tools for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.
We have used stock options and restricted stock unit awards to compensate our Named Executive Officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of equity awards are typically approved by the Compensation Committee during the end of the last quarter, or the beginning of the first quarter, of each year. While we intend that the majority of equity awards to our employees be made pursuant to initial grants or our annual grant program, the Compensation Committee retains discretion to grant equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee. In 2023, we granted: (i) options to purchase 167,193 shares of our Common Stock under our Amended and Restated 2012 Stock Long Term Incentive Plan, as amended (the “Amended and Restated 2012 Plan”), to our employees, including grants of options to purchase 88,271 shares of our Common Stock to our Named Executive Officers and (ii) options to purchase 6,668 shares of our Common Stock under the Amended and Restated 2012 Plan to our non-employee directors pursuant to our non-employee director compensation policy. We did not grant any option awards under our 2019 Inducement Plan (the “Inducement Plan”) to new employees or grant any restricted stock unit awards in 2023. In order to compensate our executive officers fairly for the time, effort and accountability required and align their interests with those of our stockholders, the Compensation Committee approved an annual grant of options to purchase 62,745 shares and 25,526 shares of our Common Stock to Dr. Mehra and Mr. Golembiewski, respectively, in 2023.
The exercise price of each stock option grant is the fair market value of our Common Stock on the grant date. Time-based stock option awards granted to our Named Executive Officers generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. From time to time, our Compensation Committee may, however, determine that a different vesting schedule is appropriate. We do not have any stock ownership requirements for our Named Executive Officers.
Employee Benefit Program
Our Named Executive Officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which eligible employees can begin to participate immediately upon employment. The 401(k) Plan elective deferrals and employer contributions are subject to compensation limitations and annual maximum contribution limits as governed by Internal Revenue Service. Employees are eligible to defer up to 100% of compensation and we make safe harbor matching contributions of a 100% match of the first 3% of compensation contributed, then a 50% match of the next 2% of compensation contributed.
Clawback Policy
Effective October 1, 2023, our Board of Directors adopted a restated compensation recovery (“clawback”) policy pursuant to the listing standards approved by The Nasdaq Stock Market LLC implementing Rule 10D-1 under the Exchange Act. The clawback policy is administered by our Compensation Committee and applies to current and former executive officers of the Company as defined in Rule 10D-1 (each an “Affected Officer”). Under the clawback policy, if the Company is required to prepare an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a “Restatement”), the Company is obligated to recover erroneously awarded incentive-based compensation received from the Company by Affected Officers. Incentive-based compensation includes any compensation that is granted, earned or vested based in whole or in part on the attainment of a financial reporting measure. Erroneously awarded incentive-based compensation is the amount of incentive-based compensation received that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on an applicable Restatement.
Hedging and Pledging Prohibitions
Our insider trading policy prohibits our directors, officers (including our executive officers), employees and consultants, including those who serve in such capacities with any of our subsidiaries (“Persons Covered”), from engaging in short sales of our securities and from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, on an exchange or in any other organized market. Without first obtaining pre-clearance of the transaction from our Insider Trading Compliance officer, the Persons Covered may not engage in any transaction involving our securities, including an option exercise, or a gift, loan, pledge or hedge, contribution to a trust or any other transfer. Our insider trading policy also applies to the family members who reside with the Persons Covered, anyone else who lives in their household and any family members who do not live in their household but whose transactions in our securities are directed by the Persons Covered or are subject to their influence or control.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (the “CAP”) to our principal executive officer (“PEO”) and non-PEO named executive officer (“Non-PEO NEO”) and certain financial performance of the Company. The CAP does not reflect the actual amount of compensation earned, realized or received by the PEO or Non-PEO NEO during the applicable fiscal year. While the Compensation Committee did consider the relationship between pay and performance in making compensation-related decisions for 2023, it did not directly use the information from the table below. As a smaller reporting company, the following table sets forth information with respect to the alignment between our executive compensation and our financial performance for the past three fiscal years.
Fiscal Year	Summary Compensation Table (“SCT”) Total for PEO(1)	Compensation Actually Paid to PEO(2)(3)(4)	SCT Total for Non-PEO NEO(1)	Compensation Actually Paid to Non-PEO NEO(3)(5)	Value of Initial Fixed $100 Investment Based on Total Stockholder Return for the Company(6)	Net Income (in thousands)(7)
2023	$1,726,476	$243,004	$846,667	$314,670	$2.93	($37,882)
2022	$2,458,412	($2,975,985)	$1,071,627	$381,399	$42.97	($73,534)
2021	$15,625,802	$5,727,179	$1,137,395	$805,336	$103.16	($66,048)
(1)	For all fiscal years in the table above, Dr. Mehra was our only PEO and Mr. Golembiewski was our only Non-PEO NEO.
(2)
Represents the amount of the CAP to Dr. Mehra, as computed in accordance with Item 402(v) of Regulation S-K, and does not reflect the actual amount of compensation earned, realized or received by him during the applicable fiscal year. These amounts reflect the total amount of compensation for Dr. Mehra reported in the SCT with certain adjustments as described in footnote 3 below.

(3)
The following table summarizes the adjustments required to be made to the amounts reported in the SCT for the applicable fiscal year in accordance with Item 402(v) of Regulation S-K in order to determine the amounts shown in the table above as being the CAP. Equity values are calculated in accordance with FASB ASC Topic 718.

	PEO			Non-PEO NEO
Adjustments	2021	2022	2023	2021	2022	2023
Total Compensation from SCT	$15,625,802	$2,458,412	$1,726,476	$1,137,395	$1,071,627	$846,667
Addition (Subtraction): Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$15,625,802	$2,458,412	($1,126,948)	$1,137,395	$1,071,627	($458,467)
Addition: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$3,652,245	$656,721	$49,434	$215,616	$252,585	$19,915
Addition: Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$115,239	$0	$0	$50,732
(Subtraction): Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($79,491)	($1,410,810)	($628,427)	($12,699)	($208,200)	($173,616)
Addition (Subtraction): Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,233,308	($729,428)	$107,229	$185,485	($117,813)	$29,439
(Subtraction): Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	($2,347,200)	$0	$0	$0	$0
Compensation Actually Paid	$5,727,179	($2,975,985)	$243,004	$805,336	$381,399	$314,670
(4)
In 2021, the CAP to PEO includes the value of the PRSU award granted to Dr. Mehra in 2021 at the end of the fiscal year. This PRSU award was voluntarily forfeited by Dr. Mehra and cancelled by the Company in March 2022, resulting in the corresponding subtraction of such value from the CAP to PEO in fiscal year 2022.

(5)
Represents the amount of CAP to Mr. Golembiewski, as computed in accordance with Item 402(v) of Regulation S-K, and does not reflect the actual amount of compensation earned, realized or received by him during the applicable fiscal year. These amounts reflect the total amount of compensation for Mr. Golembiewski reported in the SCT with certain adjustments as described in footnote 3 above.

(6)
Total stockholder return is calculated by dividing (i) the difference between the Company’s stock price at the end of each measurement period shown and the beginning of the measurement period by (ii) the Company’s stock price at the beginning of the measurement period, accounting for the 1-for-30 reverse stock split effected on November 28, 2023.

(7)	Represents the amount of net (loss) income reflected in the Company’s audited financial statements for each applicable fiscal year.
Relationship Between CAP and Performance Measures
The following summarizes the relationship between the CAP to our PEO and Non-PEO NEO and applicable financial performance.
CAP Versus Total Stockholder Return
CAP to our PEO and Non-PEO NEO decreased from fiscal year 2021 to fiscal year 2023. Over the same three-fiscal-year period, our cumulative Total Stockholder Return also decreased, reflecting relative alignment between our CAP and cumulative Total Stockholder Return. This relative alignment was a result of our equity compensation program, which aims to align executive compensation with the interests of our stockholders (i.e., stock price) through regular equity grants.
CAP Versus Net Income
CAP to our PEO and Non-PEO NEO decreased from fiscal year 2021 to fiscal year 2023, while the amount of Net Income, on the other hand, increased over the same period (as the amount of Net Loss decreased). CAP is not directly linked to Net Income, and the decrease in CAP over the three-fiscal-year period is primarily as a result of our equity compensation program and stock price performance.
Outstanding Equity Awards as of December 31, 2023
Our Named Executive Officers held the following outstanding equity awards as of December 31, 2023:
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non- Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Unites of Stock That Have Not Vested ($)
Raj Mehra Ph.D.	January 6, 2020(1)	23,858	509	42.60	1/6/2030	—	—
	June 11, 2020(2)	66,566	9,510	32.40	6/11/2030	—	—
	March 15, 2021(3)	26,348	11,986	129.30	3/15/2031	—	—
	January 10, 2022(4)	20,765	22,569	43.80	1/10/2032	—	—
	March 30, 2023(6)	—	56,078	20.76	3/20/2033	—	—
	March 30, 2023(7)	6,667	—	20.76	3/20/2033	—	—
Michael Golembiewski	February 26, 2019(5)	2,084	—	66.00	2/26/2029	—	—
	January 6, 2020(1)	3,263	71	42.60	1/6/2030	—	—
	June 11, 2020(2)	9,107	1,301	32.40	6/11/2030	—	—
	March 15, 2021(3)	4,354	1,980	129.30	3/15/2031	—	—
	January 10, 2022(4)	7,983	8,684	43.80	1/10/2032	—	—
	March 30, 2023(6)	—	22,591	20.76	3/20/2033	—	—
	March 30, 2023(8)	2,935	—	20.76	3/20/2033	—	—
(1)
1/4th of the shares originally subject to the option vested on January 6, 2021, and 1/48th of the shares originally subject to the option shall vest monthly thereafter, subject to the individual’s continued service to the Company through the applicable vesting date.

(2)
1/4th of the shares originally subject to the option vested on June 11, 2021, and 1/48th of the shares originally subject to the option shall vest monthly thereafter, subject to the individual’s continued service to the Company through the applicable vesting date.

(3)
1/4th of the shares originally subject to the option vested on March 15, 2022, and 1/48th of the shares originally subject to the option shall vest monthly thereafter, subject to the individual’s continued service to the Company through the applicable vesting date.

(4)
1/4th of the shares originally subject to the option vested on January 10, 2023, and 1/48th of the shares originally subject to the option shall vest monthly thereafter, subject to the individual’s continued service to the Company through the applicable vesting date.

(5)
1/4th of the shares originally subject to the option vested on January 27, 2020, and 1/48th of the shares originally subject to the option shall vest monthly thereafter, subject to the individual’s continued service to the Company through the applicable vesting date.

(6)
1/4th of the shares originally subject to the option vested on March 30, 2024, and 1/48th of the shares originally subject to the option shall vest monthly thereafter, subject to the individual’s continued service to the Company through the applicable vesting date.

(7)
At our request, the option holder voluntarily elected to be paid 36% of his 2022 annual cash bonus in the form of an option to purchase shares of Common Stock. Accordingly, the option was fully vested upon grant.

(8)
At our request, the option holder voluntarily elected to be paid 35% of his 2022 annual cash bonus in the form of an option to purchase shares of Common Stock. Accordingly, the option was fully vested upon grant.

Payments upon Termination or Change in Control
We have entered into employment agreements with each of our Named Executive Officers. These agreements set forth the individual’s base salary, annual incentive opportunities, equity compensation and other employee benefits, which are described in this Executive Compensation section. All employment agreements provide for “at-will” employment, meaning that either party can terminate the employment relationship at any time, although our agreements with our Named Executive Officers provide that the applicable Named Executive Officer would be eligible for severance benefits in certain circumstances following a termination of employment without cause. Our Compensation Committee approved the severance benefits to mitigate certain risks associated with working in a biopharmaceutical company at our current stage of development and to help attract and retain our Named Executive Officers.
Raj Mehra, Ph.D. Employment Agreement
On March 20, 2019, we entered into an employment agreement with Raj Mehra, Ph.D., pursuant to which Dr. Mehra previously served as our President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer. On January 10, 2022, we entered into an amended and restated employment agreement with Dr. Mehra (the “CEO Employment Agreement”), which provides that Dr. Mehra will continue to serve as our President and Chief Executive Officer. The CEO Employment Agreement provides that Dr. Mehra’s initial annual base salary was $561,688 and that he will be eligible to receive an initial annual performance bonus of 50% of his base salary. Effective January 1, 2023, Dr. Mehra’s base salary was increased to $586,964 and his annual performance bonus percentage was increased to up to 55% of his base salary. Dr. Mehra’s employment is for a current term of three years from March 20, 2022 and is on an “at will” basis.
Pursuant to the CEO Employment Agreement, if Dr. Mehra is terminated by us without cause or by Dr. Mehra for good reason (a “Covered Termination”) outside of the period commencing three months prior to a change in control and ending 12 months after a change in control (a “Change in Control Period”), we will pay to Dr. Mehra an amount equal to the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be vested to the same extent as if Dr. Mehra had provided an additional 12 months of service from the date of his termination. We will also either continue to provide Dr. Mehra and his dependents coverage under our group health plan at our sole expense or reimburse Dr. Mehra for such coverage for 12 months from the date of termination.
The CEO Employment Agreement also provides that if Dr. Mehra experiences a Covered Termination during a Change in Control Period, we will pay to Dr. Mehra an amount equal to 1.5 times the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be fully vested. We will also either continue to provide Dr. Mehra and his dependents coverage under our group health plan at our sole expense or reimburse Dr. Mehra for such coverage for 18 months from the date of termination.
Michael Golembiewski Employment Agreement
On January 16, 2019, we entered into an employment agreement with Michael Golembiewski (the “Golembiewski Employment Agreement”), pursuant to which Mr. Golembiewski initially served as our Vice President of Finance. The agreement provides for “at-will” employment and sets forth certain agreed upon terms and conditions of employment. Mr. Golembiewski’s initial annual base salary was $200,000 and he was eligible to receive an initial discretionary annual bonus in an amount up to 30% of his base salary. In connection with Mr. Golembiewski’s promotion to our Chief Financial Officer, effective September 1, 2021, his base salary was increased to $295,000. Effective January 1, 2022, Mr. Golembiewski’s base salary was increased to $317,125 and effective January 1, 2023, Mr. Golembiewski’s base salary was further increased to $375,000 and his annual performance bonus percentage was increased to up to 40% of his base salary.
Pursuant to the Golembiewski Employment Agreement, if Mr. Golembiewski is terminated by us without cause upon, or within 12 months following, a change of control, we will pay to Mr. Golembiewski an amount equal to his then current monthly salary for a period of three months following his employment termination date as severance; provided that Mr. Golembiewski has (i) returned to us all our property in his possession, and (ii) executed and delivered to us a general release of all claims that he may have against us or persons affiliated with us.

DIRECTOR COMPENSATION
We have adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive cash and equity compensation.
As previously disclosed, on March 15, 2021, the Compensation Committee revised our non-employee director compensation policy, effective as of April 1, 2021, to increase the cash portion of the annual retainer payable to our non-employee directors and to increase the number of shares of our Common Stock issuable to our non-employee directors pursuant to initial option award grants and annual option award grants. Effective April 1, 2021, our non-employee directors are entitled to an annual retainer of $40,000 for service on the Board, an annual retainer of an additional $40,000 for service as the Chairman of the Board, an annual retainer of $15,000 for service as the Chair of the Audit Committee, an annual retainer of $7,500 for service as a member of the Audit Committee (excluding the Chair of the committee), an annual retainer of $12,000 for service as the Chair of the Compensation Committee, an annual retainer of $6,000 for service as a member of the Compensation Committee (excluding the Chair of the committee), an annual retainer of $8,000 for service as the Chair of the Corporate Governance/Nominating Committee and an annual retainer of $4,000 for service as a member of the Corporate Governance/Nominating Committee (excluding the Chair of the committee), and equity compensation in the form of an option to purchase 42,000 shares of our Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions) upon election or appointment to the Board (the “Initial Grants”) and an annual option to purchase 35,000 shares of our Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions) (the “Annual Grants”). The Initial Grants will vest at rate of one-third of the shares subject to the option on the one-year anniversary of the date of grant and 1/36th of the shares subject to the option on a monthly basis over the following 24 months. The Annual Grants will vest at a rate of 1/12th per month from the date of grant.
On December 21, 2022, the Compensation Committee further revised our non-employee director compensation policy, effective as of January 1, 2023, to increase the number of shares of our Common Stock subject to (i) Annual Grants to non-employee directors from 35,000 shares of Common Stock to 50,000 shares of Common Stock; and (ii) Initial Grants to new non-employee directors from 42,000 shares of Common Stock to 75,000 shares of Common Stock. The cash component of the compensation under the non-employee director compensation policy did not change.
Non-Employee Director Compensation
Below is a summary of the non-employee director compensation paid or payable to our directors for services rendered in fiscal 2023:
Name	Cash Compensation(1)	Option Grants(2)	Total
Richard W. Pascoe	$53,500	$34,220	$87,720
Brian Lian, Ph.D.	$71,000	$34,220	$105,220
Daniel J. O’Connor, J.D.(3)	$40,000	$34,220	$74,220
Margaret Dalesandro, Ph.D.	$55,500	$34,220	$89,720
(1)	Includes the value of the annual retainers payable to our non-employee directors.
(2)
Represents the grant date fair value of the stock options granted in 2023, computed in accordance with FASB ASC Topic 718. As of December 31, 2023, each of our non-employee directors held stock options to purchase the following number of shares of our Common Stock: Mr. Pascoe, options to purchase 4,799 shares; Dr. Lian, options to purchase 5,236 shares; Mr. O’Connor, options to purchase 5,236 shares; and Dr. Dalesandro, options to purchase 4,234 shares.

(3)
On May 2, 2024, Mr. O’Connor notified the Board of his decision to resign from the Board, effective immediately. Mr. O’Connor’s resignation was solely for personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2023 about shares of our Common Stock that may be issued upon the exercise of options or vesting of restricted stock units under our existing equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders(3)(4)	499,338	$48.30	178,888
Equity compensation plans not approved by security holders(5)	12,091	$41.18	132,526
Total	511,429	$48.13	307,414
(1)	Consists of the weighted average exercise price of outstanding options as of December 31, 2023.
(2)
Consists entirely of shares of Common Stock that remain available for future issuance under the Inducement Plan, the 2020 Employee Stock Purchase Plan (the “ESPP”) and the Amended and Restated 2012 Plan as of December 31, 2023.

(3)	Consists of options outstanding as of December 31, 2023 under the Amended and Restated 2012 Plan.
(4)
The number of shares of Common Stock available for issuance under the Amended and Restated 2012 Plan will increase automatically on January 1st of each year, beginning January 1, 2020 and ending on (and including) January 1, 2029 by the lesser of (a) 4% of the number of shares of Common Stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, and (b) a number of shares of Common Stock set by the Board on or prior to each such January 1. On January 1, 2021 and each January 1 thereafter through January 1, 2030, the number of shares available for issuance under the ESPP shall be cumulatively increased by the lesser of (i) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, and (ii) such number of shares as determined by the Board or the Compensation Committee.

(5)	Consists of the Inducement Plan, the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan and shares of Common Stock that remain available for future issuance under the ESPP.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at www.seelostherapeutics.com/corporate-governance/. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the Nasdaq Rules and applicable SEC rules.
The Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of the Company’s internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Throughout the year, the Audit Committee monitors matters related to the independence of the Company’s independent registered public accounting firm. As part of its monitoring activities, the Audit Committee reviews the relationships between the independent registered public accounting firm and the Company. After reviewing the relationships and discussing them with both management and the Company’s independent registered public accounting firm, the Audit Committee discussed the independent registered public accounting firm’s overall relationship with the Company, as well as its objectivity and independence. Based on its review, the Audit Committee is satisfied with the independent registered public accounting firm’s independence.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm, as required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm the independent registered public accounting firm’s independence.
The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters required to be discussed with the Audit Committee by the applicable requirements of the PCAOB and the SEC.
In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee met with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the Audit Committee of the Board of Directors

Brian Lian, Ph.D. (Chair)
Margaret Dalesandro, Ph.D.
Richard W. Pascoe

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Review and Approval of Transactions with Related Persons
Our Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving us and “related persons” (directors, director nominees, executive officers and stockholders owning 5% or greater of our outstanding Common Stock and immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in our proxy statement under our policy addressing the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Board or by the Audit Committee consisting solely of independent directors, which will approve the transaction if they determine that it is in our best interests. The Board or the Audit Committee will periodically monitor the transaction to ensure that there are no changes that would render it advisable for us to amend or terminate the transaction.
Transactions with Related Persons
Employment Agreements
The employment agreements we have entered into with our Named Executive Officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change in control. See the section of this Proxy Statement titled “Executive Compensation – Payments upon Termination or Change in Control” for additional information about these arrangements.
Other Transactions
We have granted stock and option awards to certain of our directors and Named Executive Officers. For more information regarding the stock and option awards granted to our directors and Named Executive Officers, see “Summary Compensation Table” and “Non-Employee Director Compensation” above.
Indemnification
Our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the laws of the State of Nevada. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances (which may be deemed a termination of such plan and the entry into a new plan) and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS
The following table sets forth information with respect to the beneficial ownership, as of August 19, 2024, of Common Stock by (a) our Named Executive Officers and current directors individually, (b) our current directors and executive officers as a group and (c) each holder of more than 5% of our outstanding Common Stock.
Beneficial ownership and percentage ownership are determined in accordance with the Rule 13d-3 of the Exchange Act. Under these rules, shares of Common Stock issuable under stock options or warrants that are exercisable within 60 days of August 19, 2024 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class (%)(1)
Directors and Named Executive Officers(2)
Raj Mehra, Ph.D.(3)	[ ]	[ ]%
Michael Golembiewski(4)	[ ]	*
Brian Lian, Ph.D., Director(5)	[ ]	*
Richard W. Pascoe, Chairman of the Board(6)	[ ]	*
Margaret Dalesandro, Ph.D., Director(7)	[ ]	*
All current executive officers and directors as a group (five persons)(8)	[ ]	[ ]%
Five Percent Holders
Entities affiliated with The Lind Partners, LLC(9)	[ ]	[ ]%
*	Denotes less than one percent.
(1)	Percentage ownership is calculated based on a total of [ ] shares of Common Stock issued and outstanding as of August 19, 2024.
(2)	Unless otherwise indicated, the address for each of our directors and executive officers is c/o 300 Park Avenue, 2nd Floor, New York, NY, 10022.
(3)
Represents (i) [  ] shares of Common Stock held directly by Dr. Mehra, (ii) [  ] shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of August 19, 2024, and (iii) [  ] shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of August 19, 2024.

(4)
Represents (i) [  ] shares of Common Stock held directly by Mr. Golembiewski, and (ii) [  ] shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of August 19, 2024.

(5)	Comprised solely of shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of August 19, 2024.
(6)
Represents (i) [  ] shares of Common Stock held directly by Mr. Pascoe, (ii) [  ] shares of Common Stock issuable upon exercise of warrants that are exercisable within 60 days of August 19, 2024, and (iii) [  ] shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of August 19, 2024.

(7)
Represents (i) [  ] shares of Common Stock held directly by Dr. Dalesandro, and (ii) [  ] shares of Common Stock issuable upon exercise of stock options that are exercisable within 60 days of August 19, 2024.

(8)	Comprised of shares beneficially owned by each of our directors and current executive officers.
(9)
Consists of (i) 11,040 shares of Common Stock held directly by Lind, (ii) 8,442 shares of Common Stock issuable upon conversion of the Note held by Lind, which is currently convertible by Lind at any time at the current conversion price of $1,440.00 per share of Common Stock (subject to adjustment as provided therein) and (iii) 178,686 shares of Common Stock issuable upon exercise warrants that are held by Lind Global Fund II LP and is currently exercisable, except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrant if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of either 9.99% or 4.99% of the outstanding shares of Common Stock, as such percentage ownership is determined in accordance with the terms of the warrants. Excludes [  ] shares of Common Stock issuable upon exercise of warrants held by Lind Global Fund II LP, which is currently exercisable, except to the extent such exercise is restricted by a blocker provision which restricts the exercise of such warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of shares of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% of the outstanding shares of Common Stock, as such percentage ownership is determined in accordance with the terms of the warrant and. Therefore, due to the beneficial ownership limitations, the number of shares of Common Stock into which the warrants are exercisable is limited to that number of shares of Common Stock that would result in the applicable holder thereof, together with its affiliates, having an aggregate beneficial ownership of no more than 4.99% of the total issued and outstanding shares of Common Stock. Lind Global Partners II LLC, the general partner of Lind Global Fund II LP, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. Jeff Easton, the managing member of Lind Global Partners II LLC, may be deemed to have sole voting and dispositive power with respect to the shares held by Lind Global Fund II LP. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind Global Fund II LP and Lind, and in such capacity has the right to vote and dispose of the securities held by such entities. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind Global Fund II LP is 444 Madison Avenue, 41st Floor, New York, NY 10022.

STOCKHOLDER PROPOSALS
Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2025 annual meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by our Company’s Secretary, on or before July 29, 2025.
Stockholders who intend to present a proposal or director nominee at the 2025 annual meeting of stockholders without inclusion of such proposal in our proxy materials for the 2025 annual meeting are required to provide notice of such proposal within the time periods and in the manner set forth in our Bylaws and the Charter of the Corporate Governance/Nominating Committee, a copy of which is available on our website at www.seelostherapeutics.com/corporate-governance/. A stockholder’s notice to the Company’s Secretary must also set forth the information required by our Bylaws, which Bylaws include the information required by Rule 14a-19 of the Exchange Act. Proposals of business to be conducted at the 2025 annual meeting must be submitted between June 30, 2025 and July 29, 2025, which are 90 and 60 days prior to the first anniversary of the Annual Meeting, provided, however, that in the event that the date of the pending annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, such submission must be delivered not earlier than the 90th day prior to such pending annual meeting and not later than the close of business on the later of the 60th day prior to such pending annual meeting or the 10th day following the day on which a public announcement of the date of such annual meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
In addition, pursuant to Rule 14a-19, notices of a solicitation of proxies in support of director nominees other than our own nominees must be postmarked or electronically submitted no later than June 2, 2025, and each nomination must comply with the SEC regulations under Rule 14a-19, which requires, among other things, that such notice include a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If, however, the date of the 2025 annual meeting of stockholders is more than 30 days before or after September 27, 2025, then the Rule 14a-19 deadline shall be the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the 10th calendar day following the day on which we first make a public announcement of the date of our 2025 annual meeting of stockholders. A nomination that does not comply with the requirements set forth in the Articles of Incorporation and the Bylaws will not be considered for presentation at the Annual Meeting. We intend to file a proxy statement and white proxy card with the SEC in connection with our solicitation of proxies for our 2025 annual meeting of stockholders.
Proposals and notices of intention to present proposals at the 2025 annual meeting should be addressed to the Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, NY 10022.
DELIVERY OF PROXY MATERIALS
In some cases, only one copy of this Proxy Statement or our 2023 Annual Report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or such Annual Report to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address who are receiving multiple copies of proxy statements or annual reports may also request delivery of a single copy. To request separate or multiple delivery of these materials now or in the future, a stockholder may submit a written request to the Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022 or call (646) 293-2100. Please make your request no later than September 1, 2024 to facilitate timely delivery.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed reports, proxy statements and other information with the SEC. The SEC maintains a website that contains the reports, proxy statements and other information we file electronically with the SEC. The address of the SEC website is http://www.sec.gov.
You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Secretary of Seelos Therapeutics, Inc., 300 Park Avenue, 2nd Floor, New York, New York 10022. You may also access these filings on our website at www.seelostherapeutics.com/sec-filings/.
OTHER MATTERS
The Board knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.
It is important that proxies be returned promptly and that your shares are represented. Stockholders are urged to vote via the Internet (www.proxyvote.com), by telephone (1-800-690-6903) or by executing and promptly returning the accompanying proxy card in the enclosed envelope. The deadline to vote by Internet or telephone is 11:59 P.M. Eastern Time on Thursday, September 26, 2024.
By Order of the Board of Directors,

Raj Mehra, Ph.D.
Chief Executive Officer

[ ], 2024
New York, New York

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 26, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SEEL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 26, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V55664-P17684 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SEELOS THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the nominees listed below:

1. To elect two Class II directors, Raj Mehra, Ph.D. and Brian Lian, Ph.D., nominated by our Board of Directors, to serve until our 2027 annual meeting of stockholders or until his successor is duly elected and qualified.

Nominees:	For	Withhold
1a. Raj Mehra, Ph.D.	☐	☐
1b. Brian Lian, Ph.D.	☐	☐

The Board of Directors recommends you vote FOR proposals Nos. 2, 3, 4, 5 and 6.

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment of postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

You are cordially invited to attend our

2024 Annual Meeting of Stockholders,

to be held virtually, via live webcast at

www.virtualshareholdermeeting.com/SEEL2024

V55665-P17684

PROXY **SEELOS THERAPEUTICS, INC.** **PROXY**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Raj Mehra, Ph.D. and Michael Golembiewski, or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of Seelos Therapeutics, Inc. to be held virtually, via live webcast at www.virtualshareholdermeeting.com/SEEL2024 on Friday, September 27, 2024 at 8:00 a.m., Eastern time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy, which may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner described herein by the undersigned stockholder(s). If no instructions are given, the shares will be voted FOR the election of each of the nominees for director named on the reverse side and FOR Proposals Nos. 2, 3, 4, 5 and 6. Any prior proxy is hereby revoked.

Please note there will be no physical location for the Annual Meeting. To attend the Annual Meeting live via the Internet, please go to www.virtualshareholdermeeting.com/SEEL2024 and have your 16-digit control number available to login.

This proxy is governed by the laws of the State of Nevada.

Please e-mail your address changes or comments to: info@seelostx.com.

Continued and to be signed on reverse side